Walgreen Co. Corporate Communications ● 200 Wilmot Road ● Deerfield, Ill. 60015 ● (847) 940-2500

Contact:	Michael Polzin
(847) 914-2925
Sept. 2, 2005		NYSE, NASDAQ: WAG
FOR IMMEDIATE RELEASE		INTERNET: http://www.walgreens.com

49 WALGREENS REMAIN CLOSED IN AFTERMATH OF HURRICANE KATRINA

DEERFIELD, Ill. - While Hurricane Katrina originally forced the closing of 74 Walgreens stores in the Gulf Coast states, only 49 currently remain closed, the company announced today.

In its fourth quarter of fiscal year 2005 (which ended Aug. 31), Walgreens expects to incur expenses due to losses of inventory, property and equipment, the amount of which is indeterminable at this time.

Because of factors beyond its control, Walgreens is unable to determine when the remaining closed stores will reopen.

Walgreen Co. is the nation's largest drugstore chain with fiscal 2005 sales of $42.2 billion. Walgreens also provides additional services to pharmacy patients and prescription drug plans through Walgreens Health Initiatives (a pharmacy benefits manager), Walgreens Mail Service, Walgreens Specialty Pharmacy and Walgreens Home Care.

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